EXHIBIT 21


                  SUBSIDIARIES OF THE COMPANY



      SUBSIDIARY                  STATE OR OTHER JURISDICTION
                                      OF INCORPORATION OR
                                         ORGANIZATION

Tower Bank & Trust Company                 Indiana